     As filed with the Securities  and Exchange  Commission on February 5, 1998
                                                 Registration No. 33-___________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              MICRO FOCUS GROUP PLC
             (Exact name of registrant as specified in its charter)

     England and Wales                                 Not Applicable
(State or other jurisdiction               (I.R.S. employer identification no.)
    of organization)


                             The Lawn, Old Bath Road
                            Newbury, England RG14 1QN
                    (Address of principal executive offices)

                    XDB Systems, Inc. 1992 Stock Option Plan
                    XDB Systems, Inc. 1996 Stock Option Plan
                            Assumed by the Registrant
                            (Full title of the plans)

                                 Loren Hillberg
                        Vice President, General Counsel,
                         Acting Chief Financial Officer
                                 and Secretary
                              Micro Focus Group plc
                          c/o Micro Focus Incorporated
                            701 East Middlefield Road
                         Mountain View, California 94043
                                 (650) 938-3700
            (Name, address and telephone number of agent for service)

                          Copies of Communications to:
                                Fritz K. Koehler
                               Senior Counsel
                              Micro Focus Group plc
                          c/o Micro Focus Incorporated
                            701 East Middlefield Road
                         Mountain View, California 94043



                                          CALCULATION OF REGISTRATION FEE

-------------------------------------- ---------------- ----------------------- -------------------------- ---------------
                                           Amount          Proposed Maximum         Proposed Maximum         Amount of
         Title of Securities                Being           Offering Price         Aggregate Offering       Registration
          Being Registered               Registered           Per Share                   Price                 Fee
-------------------------------------- ---------------- ----------------------- -------------------------- ---------------
Ordinary Shares,  GBP 0.10 par
value, or ADS's (1)                     38,571  (2)              $26.65 (3)               $1,027,917.15         $303.24


(1) "ADS's" are American Depositary Shares which represent Ordinary Shares of the Registrant, GBP 0.10 par value. A separate registration statement on Form F-6 (File No. 33-34422) filed with the Securities and Exchange Commission on April 18, 1990 has been declared effective with respect to the American Depositary Shares represented by American Depositary Receipts issuable on a one-for-one basis with the Ordinary Shares registered hereby upon deposit of such Ordinary Shares.

(2) Shares subject to outstanding options as of February 1, 1998 under the 1992 and 1996 Stock Option Plans.

(3) Weighted average per share exercise price for such outstanding options pursuant to Rule 457(h)(1).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
-------  ----------------------------------------

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's Form 20-F filed on May 2, 1997 with the Commission (the "1997 Form 20-F") pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), that contains audited financial statements for the fiscal year ended January 31, 1997.

         (b) The financial statements for the Registrant's latest fiscal year ended January 31, 1997 contained in Registrant's Form 6-K furnished on March 28, 1997 to the Commission pursuant to Rule 13a-16 of the Exchange Act. The financial statements for the Registrant's fiscal quarters ended April 30, 1997, July 31, 1997 and October 31, 1997 contained in Registrant's Forms 6-K filed with the Commission on June 16, 1997, Spetember 12, 1997 and December 12, 1997, respectively, pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in
                  (a) above.

         (c) The description of the Registrant's Ordinary Shares contained in the 1997 Form 20-F, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
-------  --------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-------  ---------------------------------------

         None.

Item 6.  Indemnification of Directors and Officers.
-------  ------------------------------------------

         The Registrant's Articles of Association contain a provision to the effect that, so far as permitted by the statutory provisions of English law concerning companies, the directors, other officers and auditor of Registrant shall be indemnified by the Registrant against liabilities incurred by them in relation to the exercise of their duties as directors, officers or the auditor of Registrant, respectively. However, Section 310 of the Companies Act 1985 renders any such indemnity ineffective to the extent it covers any negligence, default, breach of duty or breach of trust of which the director, other director or auditor may be guilty in relation to the Registrant, except to the extent that it covers liabilities incurred by the director, other officer or auditor, respectively, in respect of court proceedings in which judgment or relief is given in his favor.

         The Registrant's policy is to enter into indemnity agreements with each of its directors and executive officers. In addition, Micro Focus Incorporated, a subsidiary of Registrant incorporated under the laws of the State of California, has also entered into indemnity agreements with certain of the

Registrant's directors and executive officers. The indemnity agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fee), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. Neither the Registrant nor Micro Focus Incorporated will be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims: (i) initiated by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification under the indemnification agreements; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement;
(iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Exchange Act and related laws; (iv) on account of conduct by an indemnified party that is finally adjudged to have not been honest and reasonable under the circumstances; (v) on account of any criminal action or proceeding arising out of conduct that the indemnified party had reasonable cause to believe was unlawful; (vi) if the liabilities relating thereto are paid to the indemnified party by an insurance carrier under a directors' and officers' liability insurance policy maintained by the Registrant or Micro Focus Incorporated; or (vii) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         The indemnity agreements are not exclusive of any rights a director, other officer or auditor may have under the Articles of Association, other agreements, any majority-in-interest vote of the shareholders or vote of disinterested directors, applicable law or otherwise.

         The indemnification provision in the Articles of Association, and the indemnity agreements, may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act. In addition, the Registrant has directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed.
-------  ------------------------------------

         Not applicable.

Item 8.  Exhibits.
-------  ---------

         4.01 XDB Systems, Inc. 1992 Stock Option Plan, as amended, and related documents.

         4.02 XDB Systems, Inc. 1996 Stock Option Plan, as amended, and related documents.

         5.01     Opinion of Memery Crystal.

         23.01    Consent of Memery Crystal (included in Exhibit 5.01).

         23.02    Consent of Ernst & Young.

         24.01 Power of Attorney (see the section in this Registration Statement entitled "Power of Attorney").

Item 9.  Undertakings.
-------  -------------

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 5th day of February, 1998.


                                            MICRO FOCUS GROUP PLC



                                           By:   /s/ Loren Hillberg
                                                 -------------------------------
                                                 Loren Hillberg
                                                 Acting  Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Martin Waters and Loren Hillberg, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                      Title                           Date
       ---------                      -----                           ----

Principal Executive Officer:

/s/ Martin E. Waters            Chief Executive Officer,        February 4, 1998
----------------------------    President and a Director
Martin E. Waters

Principal Financial and
 Accounting Officer:

/s/ Loren E. Hillberg           Acting Chief Financial          February 5, 1998
-----------------------------   Officer
Loren E. Hillberg

Additional Directors:

                                Director                        February _, 1998
----------------------------
Harold Hughes

/s/ J. Michael Gullard          Director                        February 4, 1998
----------------------------
J. Michael Gullard

/s/ Ron H. Forbes               Director                        February 5, 1998
----------------------------
Ron H. Forbes

/s/ Paul Adams                  Director                        February 4, 1998
----------------------------
Paul Adams

                                Director                        February _, 1998
----------------------------
J. Sidney Webb

                                  EXHIBIT INDEX

   Exhibit No.                     Description
   -----------                     -----------

          4.01 XDB Systems, Inc. 1992 Stock Option Plan, as amended, and related documents.

          4.02 XDB Systems, Inc. 1996 Stock Option Plan, as amended, and related documents.

          5.01      Opinion of Memery Crystal.

          23.01     Consent of Memery Crystal (included in Exhibit 5.01).

          23.02     Consent of Ernst & Young.

          24.01 Power of Attorney (see the section in this Registration Statement entitled "Power of Attorney").

EXHIBIT 4.01
                                XDB SYSTEMS, INC.
                             1992 STOCK OPTION PLAN


1.       PURPOSE.

         The purpose of this plan (the "Plan") is to secure for XDB Systems, Inc. (the "Company") and its shareholders the benefits arising from capital stock ownership by key employees, consultants, officers and members of the Board of Directors of the Company who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in
         Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

2.       TYPE OF OPTIONS AND ADMINISTRATION.

         (a) TYPES OF OPTIONS. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code.

         (b) ADMINISTRATION. The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. Except as set forth below, the Board of Directors may in its sole discretion grant options to purchase shares of the Company's Common Stock, $0.01 par value ("Common Stock"), and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make any other determination in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director shall be liable for any action or determination made in good faith. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3")), delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

         (c) APPLICABILITY OF RULE 16B-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.       ELIGIBILITY.

         (a) GENERAL. Options shall be granted only to persons who are, at the time of grant, employees (including officers who are employees), consultants or advisors to, officers or directors of the Company; PROVIDED, that the class of persons to whom Incentive Stock Options may be granted shall be limited to all employees of the Company. No person shall be granted any Incentive Stock Option under the Plan who, at the time such option is granted, owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the requirements of paragraph (b) of Section 11 are satisfied. The attribution of stock ownership provisions of Section 424(d) of the Code, and any successor provisions thereto, shall be applied in determining the shares of stock owned by a person for purposes of applying the foregoing percentage limitation. A person who has been granted an option may, if he or she is otherwise eligible, be granted an additional option or options if the Board of Directors shall so determine.

         (b) GRANT OF OPTIONS TO OFFICERS AND DIRECTORS. From and after the registration of the Common Stock of the Company under the Exchange Act, the selection of an officer or a director (as the terms "officer" and "director" are defined for purposes of Rule 16b-3) as a participant, the timing of the option grant, the exercise price of the option and the number of shares for which an option or options may be granted to such officer or director shall be determined either (i) by the Board of Directors, of which all members shall be "disinterested persons" (as hereinafter defined), or (ii) by a committee of two or more directors having full authority to act in the matter, of which all directors shall be "disinterested persons". For the purposes of the Plan, a director shall be deemed to be "disinterested" only if such person qualifies as a "disinterested person". For the purposes of the Plan, a director shall be deemed to be "disinterested" only if such person qualifies as a "disinterested person" within the meaning of Rule 16b-3, as such term is interpreted from time to time.

4.       STOCK SUBJECT TO PLAN.

         Subject to adjustment as provided in Section 17 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is 10,000,000 shares. Such shares may be authorized and unissued shares or may be shares issued and thereafter acquired by the Company. The Board of Directors will take steps to assure that sales of securities to optionees under the Plan qualify under Rule 701 under the Securities Act of 1933, including the limit imposed by Rule 701 on the amount of securities that can be offered and sold. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan; provided that in no event shall (i) the total number of shares issued pursuant to the exercise of Incentive Stock Options under the Plan, on a cumulative basis, exceed the maximum number of shares authorized for issuance under the Plan exclusive of shares made available for issuance pursuant to this sentence, or (ii) the total number of shares issued pursuant to the exercise of options by Reporting Persons, on a cumulative basis, exceed the maximum number of shares authorized for issuance under the Plan exclusive of shares made available for issuance pursuant to this sentence.

5.       FORMS OF OPTION AGREEMENTS.

         As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients. Each option agreement shall state whether the options granted thereby are Incentive Stock Options or non-statutory options.

6.       PURCHASE PRICE.

         (a) GENERAL. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors, PROVIDED, HOWEVER, that (i) in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in paragraph (b) of Section 11, and (ii) in the case of a non-statutory stock option, the exercise price shall not be less than the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option.

         (b) PAYMENT OF PURCHASE PRICE. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board) or (iii) by any combination of such methods of payment. The fair market value of any shares of the Company's Common Stock or other non-stock consideration which may be delivered upon exercise of an option shall be determined in such manner as may be prescribed by the Board of Directors.

7.       OPTION PERIOD.

         Each option and all rights thereunder shall expire on such date as the Board of Directors shall determine, but, in the case of Incentive Stock Options, in no event after the expiration of ten years from the day on which the option is granted (or five years in the case of options described in paragraph (b) of Section 11) and, in the case of non-statutory options, in no event after the expiration of ten years plus 30 days from the day on which the option is granted, and in either case, shall be subject to earlier termination as provided in the Plan.

8.       EXERCISE OF OPTIONS.

         Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

9.       NONTRANSFERABILITY OF OPTIONS.

         Except as set forth herein, no option granted under the Plan shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and during the life of the optionee, shall be exercisable only by the optionee.

10.      EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP.

         The Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

11.      INCENTIVE STOCK OPTIONS.

         Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

         (a) EXPRESS DESIGNATION. All Incentive Stock Options granted under the Plan shall, at the time of the grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

         (b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                  (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

                  (ii) The option exercise period shall not exceed five years from the date of grant.

         (c) DOLLAR LIMITATION. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

         (d) No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

                  (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

                  (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

                  (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement);

                  PROVIDED, HOWEVER, that in no event may any option be exercised after the expiration date of the option. For all purposes of the Plan and any option granted hereunder,

                  "employment"   shall  be  defined  in   accordance   with  the
                  provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations).

12. THE COMPANY'S RIGHT TO REPURCHASE SHARES ACQUIRED BY EXERCISE OF OPTION.

         (a) VOLUNTARY SALE OF STOCK BY THE OPTIONEE. In the event an optionee, who has exercised his option and has become a shareholder in the Company, wishes to sell his stock in the Company (or in the event of his death or disability his personal representative, guardian, or heirs wish to sell the stock) and has received a written bona fide binding offer, he shall give written notice to the Company of his wish to sell his stock, and such notice shall set forth the per share sales price for such stock which has been offered by a third party and shall include a copy of the written bona fide binding offer. Such notice shall be sent by certified mail, return receipt requested, to the President of the Company. The Company shall have the right of first refusal to purchase such shares at the price set forth in the notice.

         (b) COMPANY'S RIGHT TO INITIATE REPURCHASE OF OPTIONEE'S STOCK. The Company may, on its own initiative, repurchase such optionee's stock under any of the following circumstances: (1) such optionee resigns, is fired, or otherwise has employment with the Company terminated, including events of death and disability; (2) such optionee's insolvency, bankruptcy, or other making of an assignment for the benefit of creditors;
                  (3) any purported or attempted sale or other assignment, gift, or other transfer of stock to a third party in violation of the terms of the Plan.

                  In any such event, the Company shall have the absolute right to repurchase the shares of stock owned by such optionee for a period of six (6) months immediately following the termination of the employment (or other triggering event) of the optionee. In the event the Company fails to purchase the optionee's stock within said six-month (6) period, it may make an offer to purchase said stock at any subsequent time, but the optionee may elect to reject any such subsequent offer.

         (c) MANNER OF EXERCISE. Within six (6) months following the date that the Company receives written notice of an optionee's desire to sell his stock in the Company, or following the date of the triggering repurchase event, the Company shall notify such optionee in writing of the number of shares, if any, that the Company intends to repurchase and of the date, within the six-month (6) period, upon which the Company shall purchase the shares. Unless otherwise agreed by the parties, the aggregate repurchase price shall be paid in cash to the optionee or his representative.

         (d) PRICE AT WHICH THE COMPANY MAY REPURCHASE SHARES. If the Company elects to exercise its option pursuant to Section 12(b) hereof and purchase the shares of stock available from the optionee, the Company shall pay such optionee the fair market value of the stock being sold as determined by the Board of Directors.

                  If the  Company  elects to  exercise  its option  pursuant  to
                  Section 12(a) hereof and purchase the shares of stock that such optionee seeks to sell to a third party, the Company shall pay the optionee the price per share being offered by such third party, as set forth in the notice delivered to the Company pursuant to Section 12(a).

         (e) If the Company does not elect to acquire such optionee's stock pursuant to Section 12(a), the optionee may, within the 120-day period following the expiration of the right granted to the Company set forth in Section 12(c), sell his or her stock specified in the notice to the Company to the third party, provided that the sale shall not be on terms and conditions less favorable to the optionee than those contained in the notice to the Company. If the optionee does not sell his or her stock in such fashion, such stock shall remain subject to the options set forth in this Section 12.

         (f) Lapse of Repurchase Rights. Shares acquired pursuant to the exercise of any option granted hereunder shall remain subject to the Company's right to repurchase until the earliest to occur of the following:

                  i. The effective date of a Registration Statement filed with the Securities and Exchange Commission under the 1933 Act covering securities of the Company whether or not such shares are covered;

                  ii.      The  date  of  which  a class  of  securities  of the
                           Company  is  registered   under  Section  12  of  the
                           Securities Exchange Act of 1934; or

                  iii. The date on which the Company's right to repurchase pursuant to a triggering event expires with respect to such shares, in accordance with Section 12(c) hereof.

         (g) This Section 12 shall apply to all options granted pursuant to the Plan unless otherwise waived or amended pursuant to an optionee's option agreement.

13.      SALE OR OTHER DISPOSITION BY MAJORITY INTEREST.

         An optionee shall irrevocably appoint the Company and its Chief Executive Officer, or either of them, as such optionee's agents and attorneys-in-fact, with full power of substitution in the optionee's name, to sell, exchange, transfer or otherwise dispose of all or a portion of such optionee's shares of Common Stock and to do any and all things and to execute any and all documents and instruments (including, without limitation, any stock transfer powers) in connection therewith, such power of attorney not to become operable until such time as the holder or holders of a majority of the issued and outstanding shares of Common Stock of the Company sell, exchange, transfer or otherwise dispose of, or contract to sell, exchange, transfer or otherwise dispose of, all or a portion of their shares of Common Stock of the Company. Any sale, exchange, transfer or other disposition of all or a portion of an optionee's shares of Common Stock pursuant to the foregoing powers of attorney shall be made upon substantially the same terms and conditions (including sale price per share) applicable to a sale, exchange, transfer or other dispositions of all or a portion of shares of Common Stock of the Company owned by the holder or holders of a majority of the issued and outstanding shares of Common Stock of the Company. For purposes of determining the sale price per share of Common Stock under this Section 13, there shall be excluded the consideration (if any) paid or payable to the holder or holders of a majority of the issued and outstanding shares of Common Stock of the Company in connection with any employment consulting, noncompetition or similar agreements which such holder or holders may enter into in connection with or subsequent to such sale, transfer, exchange or other disposition. The foregoing powers of attorney shall be irrevocable and coupled with an interest and shall not terminate by operation of law, whether by the death, bankruptcy or adjudication of incompetency or insanity of the optionee or the occurrence of any other event.

14.      ADDITIONAL PROVISIONS.

         (a) ADDITIONAL OPTION PROVISIONS. The Board of Directors may, in its sole discretion, include additional provisions in any option granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; PROVIDED THAT such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of
                  Section 422 of the Code or Rule 16b-3.

         (b) ACCELERATION. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all or any particular option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with
                  Section 422 of the Code or Rule 16b-3.

15.      GENERAL RESTRICTIONS.

         (a) Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

         (b) COMPLIANCE WITH SECURITIES LAWS. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

16.      RIGHTS AS A SHAREHOLDER.

         The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

17.      ADJUSTMENT PROVISIONS FOR RECAPITALIZATION AND RELATED TRANSACTIONS.

         (a) GENERAL. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar distribution with respect to the outstanding shares of Common Stock or other securities, (i) the outstanding shares of Common Stock are increased or decreased, or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable, provided that no adjustment shall be made pursuant to this Section 17 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3.

         (b)      BOARD AUTHORITY TO MAKE  ADJUSTMENTS.  Adjustments  under this
                  Section 17 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

18.      MERGER, CONSOLIDATION, ASSET SALE, LIQUIDATION, ETC.

         (a) GENERAL. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), PROVIDED THAT any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified number of days following the date of such notice,
                  (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event. In any such case, the Board of Directors may, in its discretion, advance the lapse of any waiting or installment periods and exercise dates.

         (b) SUBSTITUTE OPTIONS. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances,

19.      NO SPECIAL EMPLOYMENT RIGHTS.

         Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined at the time of such absence in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations).

20.      OTHER EMPLOYEE BENEFITS.

         Except as to plans which by their terms include such amounts as compensation, neither the amount of any compensation deemed to be received by an employee as a result of the exercise of an option nor the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

21.      AMENDMENT OF THE PLAN.

         (a) Except as set forth herein, the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required as to such modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options or under Rule 16b-3 with respect to options held by Reporting Persons, the Board of Directors may not effect such modification or amendment without such approval.

         (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3 or any successor rule.

22.      WITHHOLDING.

         (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an Option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. In the event that shares of Common Stock are being delivered to the Company pursuant to this Section 23, an optionee may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

         (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

23.      CANCELLATION AND NEW GRANT OF OPTIONS.

         The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock having an option exercise price per share which may be lower or higher than the exercise price per share of the canceled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

24.      EFFECTIVE DATE AND DURATION OF THE PLAN.

         (a) EFFECTIVE DATE. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, any Incentive Stock Options previously granted under the Plan shall terminate and no further Incentive Stock Options shall be granted. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 21) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option issued after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

         (b)      TERMINATION.  Unless  sooner  terminated  in  accordance  with
                  Section 18, the Plan shall terminate with respect to Incentive Stock Options, upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. Unless sooner terminated in accordance with Section 18, the Plan shall terminate with respect to options which are not Incentive Stock Options on the date specified in (ii) above. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

                      NON-STATUTORY STOCK OPTION AGREEMENT


1. GRANT OF OPTION. XDB Systems, Inc., a Maryland corporation (the "Company"), hereby grants to _______________________ (the "Optionee") an option, pursuant to the Company's 1992 Stock Option Plan (the "Plan"), to purchase an aggregate of ______ shares of Common Stock, $0.01 par value ("Common Stock"), of the Company at a price of $____ per share, purchasable as set forth in, and subject to the terms and conditions of, this option and the Plan. This option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Except where the context otherwise requires, the term "Company" shall include the parent and all subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Code.

2.       EXERCISE OF OPTION AND PROVISIONS FOR TERMINATION.

         (a) VESTING SCHEDULE. Except as otherwise provided in this Agreement, this option may be exercised prior to the date 30 days after the 10th anniversary of the date of grant (hereinafter the "Expiration Date") in annual installments as to not more than the number of shares and during the respective installment periods set forth in the table below. The right of exercise shall be cumulative so that if the option is not exercised to the maximum extent permissible during any exercise period it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of this option.

                                                      Total No. of
                  Exercise Period                  Shares Exercisable
                  ---------------                  ------------------
                  Prior to

                  On or after
                  but prior to

                  On or after
                  but prior to

                  On or after
                  but prior to

                  On or after
                  but prior to

                  On or after


                  This option may not be exercised at any time on or after the Expiration Date.

         (b) EXERCISE PROCEDURE. Subject to the conditions set forth in this Agreement, this option shall be exercised by the Optionee's delivery of written notice of exercise to the Treasurer of the Company specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by payment in full in accordance with Section 3. Such exercise shall be effective upon receipt by the Treasurer of the Company of such written notice together with the required payment. The Optionee may purchase fewer than the total number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

         (c) CONTINUOUS RELATIONSHIP REQUIRED. Except as otherwise provided in this Section 3, this option may not be exercised unless the Optionee, at the time he or she exercises this option, is, and has been at all times since the date of grant of this option, an employee, consultant, officer or director of the Company.

         (d) TERMINATION OF RELATIONSHIP. If the Optionee ceases to be employed by the Company for any reason other than death or disability, as provided below, the right to exercise this option shall terminate immediately upon such cessation of employment.

         (e) EXERCISE PERIOD UPON DEATH OR DISABILITY. If the Optionee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) prior to the Expiration Date while he or she is an employee, consultant, officer or director of the Company, this option shall be exercisable, within the period of ninety days following the date of death or disability of the Optionee (but in no event after the Expiration Date), by the Optionee or by the person to whom this option is transferred by will or the laws of descent and distribution, PROVIDED THAT this option shall be exercisable only to the extent that this option was exercisable by the Optionee on the date of his or her death or disability. Except as otherwise indicated by the context, the term "Optionee," as used in this option, shall be deemed to include the estate of the Optionee or any person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Optionee.

3.       PAYMENT OF PURCHASE PRICE

         (a) METHOD OF PAYMENT. Payment of the purchase price for shares purchased upon exercise of this option shall be made by delivery to the Company of cash or a check to the order of the Company in an amount equal to the purchase price of such shares, or by delivery to the Company of shares of Common Stock of the Company then owned by the Optionee having a fair market value equal in amount to the purchase price of such shares, or by any combination of such methods of payment.

         (b) VALUATION OF SHARES TENDERED IN PAYMENT OF PURCHASE PRICE. For the purposes hereof, the fair market value of any share of the Company's Common Stock which may be delivered to the Company in exercise of this option shall be determined in good faith by the Board of Directors of the Company.

         (c) DELIVERY OF SHARES TENDERED IN PAYMENT OF PURCHASE PRICE. If the Company permits the Optionee to exercise options by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this option.

         (d) RESTRICTIONS UPON USE OF OPTION STOCK. Notwithstanding the foregoing, no shares of Common Stock of the Company may be tendered in payment of the purchase price of shares purchased upon exercise of this option if the shares to be so tendered were acquired within twelve (12) months before the date of such tender, through the exercise of an option granted under the Plan or any other stock option or restricted stock plan of the Company.

4.       DELIVERY OF SHARES; COMPLIANCE WITH SECURITIES LAW, ETC.

         (a) GENERAL. The Company shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

         (b) LISTING, QUALIFICATION, ETC. This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

5.       NONTRANSFERABILITY  OF OPTION.  Except as provided in paragraph  (e) of
         Section 2, this option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

6. RIGHTS TO WORK PRODUCT AND NON-COMPETE AGREEMENT. In consideration for the granting of options pursuant to this Plan, the Optionee hereby grants to the Company the entire and exclusive right, title, and interest in and to his work product, including the following:

         i. all original technical data or written material originated and prepared for the Company;

         ii. all ideas, concepts, know-how, or techniques relating to such technical data or written material;

         iii. all inventions, discoveries, or improvements, including ideas, concepts know-how, or techniques relating to the software industry that were (a) developed during the Optionee's employment by the Company or (b) conceived or originated by the Optionee solely or jointly with others (i) at the Company's request or expense, at its facility, (ii) in the course of the Optionee's employment, or (iii) based on knowledge or information obtained from the Company during the course of such employment.

         The Optionee will promptly communicate and disclose to the Company all such information, inventions, discoveries, and improvements. If requested by the Company, the Optionee shall also execute all papers necessary to assign them to the Company free of encumbrances and restrictions. All such assignments shall include the patent rights, if any, in this and all foreign countries.

         In addition, for a period of one (1) year from the time the Optionee's employment with the Company terminates, the Optionee shall not work for any business, corporation, joint venture, partnership, or other entity (as an owner, employee, consultant, independent contractor, or investor) engaged in providing the same or similar services as the Company to the same or similar customers as the Company. In no event during said one-year (1) term shall the Optionee solicit customers of the Company, inform customers of the Company of the name and location of his new place of employment, and/or do any work, in any capacity whatsoever, for any customers of the Company.

         If the Optionee violates this Section 6, the Company shall be entitled to obtain an injunctions enforcing this provision, to money damages and to such other remedies as may be available.

         The parties agree that they have attempted to limit the Optionee's right to compete only to the extent necessary to protect the Company from unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination.
         Consequently, the parties hereby agree that, if the scope or enforceability of the restrictive covenant is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances existing at that time.

         The Optionee recognizes that the covenant not to compete and the granting to the Company of the Optionee's work product as defined above are an integral part of this Agreement without which the Company could not afford to grant the Optionee the stock options granted herein.

7. RIGHTS AS A SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this option unless and until a certificate representing such shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

8.       RECAPITALIZATION.

         (a) GENERAL. If, as a result of a merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to the outstanding shares of Common Stock or other securities, the outstanding shares of Common Stock are increased or decreased, or are exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the number and kind of shares or other securities subject to this option and
                  (ii) the price for each share subject to this option, without changing the aggregate purchase price as to which this option remains exercisable.

         (b)      BOARD AUTHORITY TO MAKE  ADJUSTMENTS.  Adjustments  under this
                  Section 8 will be made by the Board of Directors, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under this option on account of any such adjustments.

9. MERGERS, ETC. In the event of a merger or consolidation in which the Company is not the surviving corporation, or which results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person, entity or group of persons or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the assets of the Company, or in the event of a reorganization or liquidation of the Company, prior to the Expiration Date or termination of this option, the Optionee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in
         Section 18 of the Plan.

10. WITHHOLDING TAXES. The Company's obligation to deliver shares upon the exercise of this option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

11. THE COMPANY'S RIGHT TO REPURCHASE SHARES ACQUIRED BY EXERCISE OF OPTION.

         a.       VOLUNTARY  SALE OF STOCK BY THE  OPTIONEE.  In the  event  the
                  Optionee, who has exercised his option and has become a shareholder in the Company, wishes to sell his stock in the Company (or in the event of his death or disability his personal representative, guardian, or heirs wish to sell the stock), he shall give written notice to the Company of his wish to sell his stock, and such notice shall set forth the per share sales price for such stock which has been offered by a third party. Such notice shall be sent by certified mail, return receipt requested, to the President of the Company. The Company shall have the right of first refusal to purchase such shares at the price set forth in the notice.

         b. COMPANY'S RIGHT TO INITIATE REPURCHASE OF OPTIONEE'S STOCK. The Company may, on its own initiative, repurchase the Optionee's stock under any of the following circumstances: (1) The Optionee resigns, is fired, or otherwise has employment with the Company terminated, including events of death and disability; (2) the Optionee's insolvency, bankruptcy, or other making of an assignment for the benefit of creditors;
                  (3) any purported or attempted sale or other assignment, gift, or other transfer of stock to a third party in violation of the terms of the Plan.

                  In any such event, the Company shall have the absolute right to repurchase the shares of stock owned by the Optionee for a period of six (6) months immediately following the termination of the employment (or other triggering event) of the Optionee. In the event the Company fails to purchase the Optionee's stock within said six-month (6) period, it may make an offer to purchase said stock at any subsequent time, but the Optionee may elect to reject any such subsequent offer.

         c. MANNER OF EXERCISE. Within six (6) months following the date that the Company receives written notice of an Optionee's desire to sell his stock in the Company, or following the date of the triggering repurchase event, the Company shall notify the Optionee in writing of the number of shares, if any, that the Company intends to repurchase and of the date, within the six-month (6) period, upon which the Company shall purchase the shares. Unless otherwise agreed by the parties, the aggregate repurchase price shall be paid in cash to the Optionee or his representative.

         d. PRICE AT WHICH THE COMPANY MAY REPURCHASE SHARES. If the Company elects to exercise its option pursuant to Section 11.b hereof and purchase the shares of stock available from the Optionee, the Company shall pay the Optionee the book value of the stock being sold as of the most recent fiscal quarter's end prior to the date of the event triggering the Company's right to repurchase. The book value of a share of stock shall be the value, computed in accordance with generally accepted accounting principles, of the common stockholders' equity of the Company divided by the total number of shares of common stock of the Company outstanding of the date on which the book value is computed.

                  If the  Company  elects to  exercise  its option  pursuant  to
                  Section 11.a. hereof and purchase the shares of stock that the Optionee seeks to sell to a third party, the Company shall pay the Optionee the price per share being offered by such third party, as set forth in the notice delivered to the Company pursuant to Section 11.a.

         e. If the Company does not elect to acquire such Optionee's stock pursuant to Section 11.a., the Optionee may, within the 120-day period following the expiration of the right granted to the Company set forth in Section 11.c., sell his or her stock specified in the notice to the Company to the third party, provided that the sale shall not be on terms and conditions less favorable to the Optionee than those contained in the notice to the Company. If the Optionee does not sell his or her stock in such fashion, such stock shall remain subject to the options set forth in this Section 11.

         f. LAPSE OF REPURCHASE RIGHTS. Shares acquired pursuant to the exercise of any option granted hereunder shall remain subject to the Company's right to repurchase until the earliest to occur of the following:

                  i. The effective date of a Registration Statement filed with the Securities and Exchange Commission under the 1933 Act covering securities of the Company whether or not such shares are covered;

                  ii.      The  date  of  which  a class  of  securities  of the
                           Company  is  registered   under  Section  12  of  the
                           Securities Exchange Act of 1934; or

                  iii. The date on which the Company's right to repurchase pursuant to a triggering event expires with respect to such shares, in accordance with Section 11.c. hereof.

12. SALE OR OTHER DISPOSITION BY MAJORITY INTEREST. The Optionee shall irrevocably appoint the Company and its Chief Executive Officer, or either of them, as the Optionee's agents and attorneys-in-fact, with full power of substitution in the Optionee's name, to sell, exchange, transfer or otherwise dispose of all or a portion of the Optionee's shares of Common Stock and to do any and all things and to execute any and all documents and instruments (including, without limitation, any stock transfer powers) in connection therewith, such power of attorney not to become operable until such time as the holder or holders of a majority of the issued and outstanding shares of Common Stock of the Company sell, exchange, transfer or otherwise dispose of, or contract to sell, exchange, transfer or otherwise dispose of, all or a portion of their shares of Common Stock of the Company. Any sale, exchange, transfer or other disposition of all or a portion of the Optionee's shares of Common Stock pursuant to the foregoing powers of attorney shall be made upon substantially the same terms and conditions (including sale price per share) applicable to a sale, exchange, transfer or other dispositions of all or a portion of shares of Common Stock of the Company owned by the holder or holders of a majority of the issued and outstanding shares of Common Stock of the Company. For purposes of determining the sale price per share of Common Stock under this Section 12, there shall be excluded the consideration (if any) paid or payable to the holder or holders of a majority of the issued and outstanding shares of Common Stock of the Company in connection with any employment consulting, noncompetition or similar agreements which such holder or holders may enter into in connection with or subsequent to such sale, transfer, exchange or other disposition. The foregoing powers of attorney shall be irrevocable and coupled with an interest and shall not terminate by operation of law, whether by the death, bankruptcy or adjudication of incompetency or insanity of the Optionee or the occurrence of any other event.

13.      INVESTMENT REPRESENTATIONS; LEGEND.

         (a)      REPRESENTATIONS.   The  Optionee   represents,   warrants  and
                  covenants that:

                  (i) Any shares purchased upon exercise of this option shall be acquired for the Optionee's account for investment only, and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act.

                  (ii) The Optionee has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of his or her investment in the Company.

                  (iii) The Optionee is able to bear the economic risk of holding such shares acquired pursuant to the exercise of this option for an indefinite period.

                  (iv) The Optionee understands that (A) the shares acquired pursuant to the exercise of this option will not be registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; (B) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (C) in any event, the exemption from registration under Rule 144 will not be available for at least two years and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (D) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register any shares acquired pursuant to the exercise of this option under the Securities Act.

                  By making payment upon exercise of this option, the Optionee shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 10.

         (b) LEGEND ON STOCK CERTIFICATE. All stock certificates representing shares of Common Stock issued to the Optionee upon exercise of this option shall have affixed thereto a legend substantially in the following form, in addition to any other legends required by applicable state law:

                           "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, or an opinion of counsel satisfactory to the Company to the effect that registration under such Act is not required."

14.      MISCELLANEOUS.

         (a) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

         (b) All notices under this option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

         (c) This option shall be governed by and construed in accordance with the laws of the State of Maryland.

Date of Grant:
                                    ------------------------------------

                                    By:
                                        --------------------------------

                                    Title:
                                           -----------------------------

                              OPTIONEE'S ACCEPTANCE

         The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 1992 Stock Option Plan.

                                    OPTIONEE


                                    ---------------------------------

                                    SS#:
                                             ------------------------

                                    ADDRESS:
                                             ------------------------

                                             ------------------------

EXHIBIT 4.02

                                XDB SYSTEMS, INC.
                             1996 STOCK OPTION PLAN



1.       PURPOSE.

         XDB SYSTEMS, INC. hereby establishes the XDB SYSTEMS, INC. 1996 STOCK PLAN (the "Plan"). The purpose of this plan (the "Plan") is to secure for XDB Systems, Inc. (the "Company") and its shareholders the benefits arising from capital stock ownership by key employees, consultants, officers and members of the Board of Directors of the Company who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

2.       TYPE OF OPTIONS AND ADMINISTRATION.

         (a) TYPES OF OPTIONS. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code.

         (b) ADMINISTRATION. The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. Except as set forth below, the Board of Directors may in its sole discretion grant options to purchase shares of the Company's Common Stock, $0.01 par value ("Common Stock"), and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make any other determination in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director shall be liable for any action or determination made in good faith. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3")), delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of

                  Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

         (c) APPLICABILITY OF RULE 16B-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.       ELIGIBILITY.

         (a) GENERAL. Options shall be granted only to persons who are, at the time of grant, employees (including officers who are employees), consultants or advisors to, officers or directors of the Company; PROVIDED, that the class of persons to whom Incentive Stock Options may be granted shall be limited to all employees of the Company. No person shall be granted any Incentive Stock Option under the Plan who, at the time such option is granted, owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the requirements of paragraph (b) of Section 11 are satisfied. The attribution of stock ownership provisions of Section 424(d) of the Code, and any successor provisions thereto, shall be applied in determining the shares of stock owned by a person for purposes of applying the foregoing percentage limitation. A person who has been granted an option may, if he or she is otherwise eligible, be granted an additional option or options if the Board of Directors shall so determine.

         (b) GRANT OF OPTIONS TO OFFICERS AND DIRECTORS. From and after the registration of the Common Stock of the Company under the Exchange Act, the selection of an officer or a director (as the terms "officer" and "director" are defined for purposes of Rule 16b-3) as a participant, the timing of the option grant, the exercise price of the option and the number of shares for which an option or options may be granted to such officer or director shall be determined either (i) by the Board of Directors, of which all members shall be "disinterested persons" (as hereinafter defined), or (ii) by a committee of two or more directors having full authority to act in the matter, of which all directors shall be "disinterested persons". For the purposes of the Plan, a director shall be deemed to be "disinterested" only if such person qualifies as a "disinterested person". For the purposes of the Plan, a director shall be deemed to be ""disinterested" only if such person qualifies as a "disinterested person" within the meaning of Rule 16b-3, as such term is interpreted from time to time.

4.       STOCK SUBJECT TO PLAN.

         Subject to adjustment as provided in Section 17 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is 10,000,000 shares. Such shares may be authorized and unissued shares or may be shares issued and thereafter acquired by the Company. The Board of Directors will take steps to assure that sales of securities to optionees under the Plan qualify under Rule 701 under the Securities Act of 1933, including the limit imposed by Rule 701 on the amount of securities that can be offered and sold. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan; provided that in no event shall (i) the total number of shares issued pursuant to the exercise of Incentive Stock Options under the Plan, on a cumulative basis, exceed the maximum number of shares authorized for issuance under the Plan exclusive of shares made available for issuance pursuant to this sentence, or (ii) the total number of shares issued pursuant to the exercise of options by Reporting Persons, on a cumulative basis, exceed the maximum number of shares authorized for issuance under the Plan exclusive of shares made available for issuance pursuant to this sentence.

5.       FORMS OF OPTION AGREEMENTS.

         As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients. Each option agreement shall state whether the options granted thereby are Incentive Stock Options or non-statutory options.

6.       Purchase Price.

         (a) GENERAL. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors, PROVIDED, HOWEVER, that (i) in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in paragraph (b) of Section 11, and (ii) in the case of a non-statutory stock option, the exercise price shall not be less than the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option.

         (b) PAYMENT OF PURCHASE PRICE. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the

                  Federal Reserve Board) or (iii) by any combination of such methods of payment. The fair market value of any shares of the Company's Common Stock or other non-stock consideration which may be delivered upon exercise of an option shall be determined in such manner as may be prescribed by the Board of Directors.

7.       OPTION PERIOD.

         Each option and all rights thereunder shall expire on such date as the Board of Directors shall determine, but, in the case of Incentive Stock Options, in no event after the expiration of ten years from the day on which the option is granted (or five years in the case of options described in paragraph (b) of Section 11) and, in the case of non-statutory options, in no event after the expiration of ten years plus 30 days from the day on which the option is granted, and in either case, shall be subject to earlier termination as provided in the Plan.

8.       EXERCISE OF OPTIONS.

         Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

9.       NONTRANSFERABILITY OF OPTIONS.

         Except as set forth herein, no option granted under the Plan shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and during the life of the optionee, shall be exercisable only by the optionee.

10.      EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP.

         The Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

11.      INCENTIVE STOCK OPTIONS.

         Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

         (a) EXPRESS DESIGNATION. All Incentive Stock Options granted under the Plan shall, at the time of the grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

         (b) 10% SHAREHOLDER. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than

                  10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                  (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

                  (ii) The option exercise period shall not exceed five years from the date of grant.

         (c) DOLLAR LIMITATION. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

         (d) No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

                  (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

                  (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

                  (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement);

                           PROVIDED, HOWEVER, that in no event may any option be exercised after the expiration date of the option. For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations).

12.      THE  COMPANY'S  RIGHT TO  REPURCHASE  SHARES  ACQUIRED  BY  EXERCISE OF
         OPTION.

         (a) VOLUNTARY SALE OF STOCK BY THE OPTIONEE. In the event an optionee, who has exercised his option and has become a shareholder in the Company, wishes to sell his stock in the Company (or in the event of his death or disability his personal representative, guardian, or heirs wish to sell the stock) and has received a written bona fide binding offer, he shall give written notice to the Company of his wish to sell his stock, and such notice shall set forth the per share sales price for such stock which has been offered by a third party and shall include a copy of the written bona fide binding offer. Such notice shall be sent by certified mail, return receipt requested, to the President of the Company. The Company shall have the right of first refusal to purchase such shares at the price set forth in the notice.

         (b) COMPANY'S RIGHT TO INITIATE REPURCHASE OF OPTIONEE'S STOCK. The Company may, on its own initiative, repurchase such optionee's stock under any of the following circumstances: (1) such optionee resigns, is fired, or otherwise has employment with the Company terminated, including events of death and disability; (2) such optionee's insolvency, bankruptcy, or other making of an assignment for the benefit of creditors;
                  (3) any purported or attempted sale or other assignment, gift, or other transfer of stock to a third party in violation of the terms of the Plan.

                  In any such event, the Company shall have the absolute right to repurchase the shares of stock owned by such optionee for a period of six (6) months immediately following the termination of the employment (or other triggering event) of the optionee. In the event the Company fails to purchase the optionee's stock within said six-month (6) period, it may make an offer to purchase said stock at any subsequent time, but the optionee may elect to reject any such subsequent offer.

         (c) MANNER OF EXERCISE. Within six (6) months following the date that the Company receives written notice of an optionee's desire to sell his stock in the Company, or following the date of the triggering repurchase event, the Company shall notify such optionee in writing of the number of shares, if any, that the Company intends to repurchase and of the date, within the six-month (6) period, upon which the Company shall purchase the shares. Unless otherwise agreed by the parties, the aggregate repurchase price shall be paid in cash to the optionee or his representative.

         (d) PRICE AT WHICH THE COMPANY MAY REPURCHASE SHARES. If the Company elects to exercise its option pursuant to Section 12(b) hereof and purchase the shares of stock available from the optionee, the Company shall pay such optionee the fair market value of the stock being sold as determined by the Board of Directors.

                  If the  Company  elects to  exercise  its option  pursuant  to
                  Section 12(a) hereof and purchase the shares of stock that such optionee seeks to sell to a third party, the Company shall pay the optionee the price per share being offered by such third party, as set forth in the notice delivered to the Company pursuant to Section 12(a).

         (e) If the Company does not elect to acquire such optionee's stock pursuant to Section 12(a), the optionee may, within the 120-day period following the expiration of the right granted to the Company set forth in Section 12(c), sell his or her stock specified in the notice to the Company to the third party, provided that the sale shall not be on terms and conditions less favorable to the optionee than those contained in the notice to the Company. If the optionee does not sell his or her stock in such fashion, such stock shall remain subject to the options set forth in this Section 12.

         (f) LAPSE OF REPURCHASE RIGHTS. Shares acquired pursuant to the exercise of any option granted hereunder shall remain subject to the Company's right to repurchase until the earliest to occur of the following:

                  i. The effective date of a Registration Statement filed with the Securities and Exchange Commission under the 1933 Act covering securities of the Company whether or not such shares are covered;

                  ii.      The  date  of  which  a class  of  securities  of the
                           Company  is  registered   under  Section  12  of  the
                           Securities Exchange Act of 1934; or

                  iii. The date on which the Company's right to repurchase pursuant to a triggering event expires with respect to such shares, in accordance with Section 12(c) hereof.

         (g) This Section 12 shall apply to all options granted pursuant to the Plan unless otherwise waived or amended pursuant to an optionee's option agreement.

13.      SALE OR OTHER DISPOSITION BY MAJORITY INTEREST.

         An optionee shall irrevocably appoint the Company and its Chief Executive Officer, or either of them, as such optionee's agents and attorneys-in-fact, with full power of substitution in the optionee's name, to sell, exchange, transfer or otherwise dispose of all or a portion of such optionee's shares of Common Stock and to do any and all things and to execute any and all documents and instruments (including, without limitation, any stock transfer powers) in connection therewith, such power of attorney not to become operable until such time as the holder or holders of a majority of the issued and outstanding shares of Common Stock of the Company sell, exchange, transfer or otherwise dispose of, or contract to sell, exchange, transfer or otherwise dispose of, all or a portion of their shares of Common Stock of the Company. Any sale, exchange, transfer or other disposition of all or a portion of an optionee's shares of Common Stock pursuant to the foregoing powers of attorney shall be made upon substantially the same terms and conditions (including sale price per share) applicable to a sale, exchange, transfer or other dispositions of all or a portion of shares of Common Stock of the Company owned by the holder or holders of a majority of the issued and outstanding shares of Common Stock of the Company. For purposes of determining the sale price per share of Common Stock under this Section 13, there shall be excluded the consideration (if any) paid or payable to the holder or holders of a majority of the issued and outstanding shares of Common Stock of the Company in connection with any employment consulting, noncompetition or similar agreements which such holder or holders may enter into in connection with or subsequent to such sale, transfer, exchange or other disposition. The foregoing powers of attorney shall be irrevocable and coupled with an interest and shall not terminate by operation of law, whether by the death, bankruptcy or adjudication of incompetency or insanity of the optionee or the occurrence of any other event.

14.      Additional Provisions.

         (a) ADDITIONAL OPTION PROVISIONS. The Board of Directors may, in its sole discretion, include additional provisions in any option granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; PROVIDED THAT such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of
                  Section 422 of the Code or Rule 16b-3.

         (b) ACCELERATION. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all or any particular option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with
                  Section 422 of the Code or Rule 16b-3.

15.      GENERAL RESTRICTIONS.

         (a) INVESTMENT REPRESENTATIONS. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

         (b) COMPLIANCE WITH SECURITIES LAWS. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

16.      RIGHTS AS A SHAREHOLDER.

         The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

17.      ADJUSTMENT PROVISIONS FOR RECAPITALIZATION AND RELATED TRANSACTIONS.

         (a) GENERAL. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar distribution with respect to the outstanding shares of Common Stock or other securities, (i) the outstanding shares of Common Stock are increased or decreased, or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable, provided that no adjustment shall be made pursuant to this Section 17 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3.

         (b)      BOARD AUTHORITY TO MAKE  ADJUSTMENTS.  Adjustments  under this
                  Section 17 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

18.      MERGER, CONSOLIDATION, ASSET SALE, LIQUIDATION, ETC.

         (a) GENERAL. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), PROVIDED that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified number of days following the date of such notice,
                  (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event. In any such case, the Board of Directors may, in its discretion, advance the lapse of any waiting or installment periods and exercise dates.

         (b) SUBSTITUTE OPTIONS. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances,

19.      NO SPECIAL EMPLOYMENT RIGHTS.

         Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined at the time of such absence in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations).

20.      OTHER EMPLOYEE BENEFITS.

         Except as to plans which by their terms include such amounts as compensation, neither the amount of any compensation deemed to be received by an employee as a result of the exercise of an option nor the sale of shares received upon such exercise will constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

21.      AMENDMENT OF THE PLAN.

         (a) Except as set forth herein, the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required as to such modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options or under Rule 16b-3 with respect to options held by Reporting Persons, the Board of Directors may not effect such modification or amendment without such approval.

         (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3 or any successor rule.

22.      WITHHOLDING.

         (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an Option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. In the event that shares of Common Stock are being delivered to the Company pursuant to this Section 23, an optionee may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

         (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

23.      CANCELLATION AND NEW GRANT OF OPTIONS.

         The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock having an option exercise price per share which may be lower or higher than the exercise price per share of the canceled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

                      NON-STATUTORY STOCK OPTION AGREEMENT


1. GRANT OF OPTION. XDB Systems, Inc., a Maryland corporation (the "Company"), hereby grants to_______________________ (the "Optionee") an option, pursuant to the Company's 1996 Stock Option Plan (the "Plan"), to purchase an aggregate of __________ shares of Common Stock, $0.01 par value ("Common Stock"), of the Company at a price of $____ per share, purchasable as set forth in, and subject to the terms and conditions of, this option and the Plan. This option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Except where the context otherwise requires, the term "Company" shall include the parent and all subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Code.

2.       EXERCISE OF OPTION AND PROVISIONS FOR TERMINATION.

         (a) VESTING SCHEDULE. Except as otherwise provided in this Agreement, option(s) granted herein will become vested on each succeeding first day of each month after the grant date on a monthly prorated basis over a period of five (5) years. However, this option may only be exercised prior to the date 30 days after the 10th anniversary of the date of grant (hereinafter the "Expiration Date") in annual installments as to not more than the number of shares and during the respective installment periods set forth in the table below. The right of exercise shall be cumulative so that if the option is not exercised to the maximum extent permissible during any exercise period it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of this option.

                                    Shares Become        Cumulative Total
                  Vesting Period     Exercisable           Vested Shares
                  --------------    -------------        ----------------
                  Prior to

                  On or after
                  but prior to

                  On or after
                  but prior to

                  On or after
                  but prior to


                  On or after
                  but prior to

                  On or after

                  This option may not be exercised at any time on or after the Expiration Date. If employment with XDB is terminated prior to the exercise date outlined above, then the options that have become vested as of the effective termination date shall become immediately exercisable pursuant to this plan.

         (b) EXERCISE PROCEDURE. Subject to the conditions set forth in this Agreement, this option shall be exercised by the Optionee's delivery of written notice of exercise to the Treasurer of the Company specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by payment in full in accordance with Section 3. Such exercise shall be effective upon receipt by the Treasurer of the Company of such written notice together with the required payment. An example of such notice is attached for your convenience. The Optionee may purchase fewer than the total number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

         (c) CONTINUOUS RELATIONSHIP REQUIRED. Except as otherwise provided in this Section 3, this option may not be exercised unless the Optionee, at the time he or she exercises this option, is, and has been at all times since the date of grant of this option, an employee, consultant, officer or director of the Company.

         (d) TERMINATION OF RELATIONSHIP. If the Optionee ceases to be employed by the Company for any reason other than death or disability, as provided below, the right to exercise this option shall terminate immediately upon such cessation of employment.

         (e) EXERCISE PERIOD UPON DEATH OR DISABILITY. If the Optionee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) prior to the Expiration Date while he or she is an employee, consultant, officer or director of the Company, this option shall be exercisable, within the period of ninety days following the date of death or disability of the Optionee (but in no event after the Expiration Date), by the Optionee or by the person to whom this option is transferred by will or the laws of descent and distribution, PROVIDED THAT this option shall be exercisable only to the extent that this option was exercisable by the Optionee on the date of his or her death or disability. Except as otherwise indicated by the context, the term "Optionee," as used in this option, shall be deemed to include the estate of the Optionee or any person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Optionee.

3.       PAYMENT OF PURCHASE PRICE

         (a) METHOD OF PAYMENT. Payment of the purchase price for shares purchased upon exercise of this option shall be made by delivery to the Company of cash or a check to the order of the Company in an amount equal to the purchase price of such shares, or by delivery to the Company of shares of Common

                  Stock of the Company then owned by the Optionee having a fair market value equal in amount to the purchase price of such shares, or by any combination of such methods of payment.

         (b) VALUATION OF SHARES TENDERED IN PAYMENT OF PURCHASE PRICE. For the purposes hereof, the fair market value of any share of the Company's Common Stock which may be delivered to the Company in exercise of this option shall be determined in good faith by the Board of Directors of the Company.

         (c) DELIVERY OF SHARES TENDERED IN PAYMENT OF PURCHASE PRICE. If the Company permits the Optionee to exercise options by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this option.

         (d) RESTRICTIONS UPON USE OF OPTION STOCK. Notwithstanding the foregoing, no shares of Common Stock of the Company may be tendered in payment of the purchase price of shares purchased upon exercise of this option if the shares to be so tendered were acquired within twelve (12) months before the date of such tender, through the exercise of an option granted under the Plan or any other stock option or restricted stock plan of the Company.

4.       DELIVERY OF SHARES; COMPLIANCE WITH SECURITIES LAW, ETC.

         (a) GENERAL. The Company shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

         (b) LISTING, QUALIFICATION, ETC. This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

5.       NONTRANSFERABILITY  OF OPTION.  Except as provided in paragraph  (e) of
         Section 2, this option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

6. RIGHTS TO WORK PRODUCT AND NON-COMPETE AGREEMENT. In consideration for the granting of options pursuant to this Plan, the Optionee hereby grants to the Company the entire and exclusive right, title, and interest in and to his work product, including the following:

         i. all original technical data or written material originated and prepared for the Company;

         ii. all ideas, concepts, know-how, or techniques relating to such technical data or written material;

         iii. all inventions, discoveries, or improvements, including ideas, concepts know-how, or techniques relating to the software industry that were (a) developed during the Optionee's employment by the Company or (b) conceived or originated by the Optionee solely or jointly with others (i) at the Company's request or expense, at its facility, (ii) in the course of the Optionee's employment, or (iii) based on knowledge or information obtained from the Company during the course of such employment.

         The Optionee will promptly communicate and disclose to the Company all such information, inventions, discoveries, and improvements. If requested by the Company, the Optionee shall also execute all papers necessary to assign them to the Company free of encumbrances and restrictions. All such assignments shall include the patent rights, if any, in this and all foreign countries.

         In addition, for a period of one (1) year from the time the Optionee's employment with the Company terminates, the Optionee shall not work for any business, corporation, joint venture, partnership, or other entity (as an owner, employee, consultant, independent contractor, or investor) engaged in providing the same or similar services as the Company to the same or similar customers as the Company. In no event during said one-year (1) term shall the Optionee solicit customers of the Company, inform customers of the Company of the name and location of his new place of employment, and/or do any work, in any capacity whatsoever, for any customers of the Company.

         If the Optionee violates this Section 6, the Company shall be entitled to obtain an injunctions enforcing this provision, to money damages and to such other remedies as may be available.

         The parties agree that they have attempted to limit the Optionee's right to compete only to the extent necessary to protect the Company from unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination.
         Consequently, the parties hereby agree that, if the scope or enforceability of the restrictive covenant is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances existing at that time.

         The Optionee recognizes that the covenant not to compete and the granting to the Company of the Optionee's work product as defined above are an integral part of this Agreement without which the Company could not afford to grant the Optionee the stock options granted herein.

7. RIGHTS AS A SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this option unless and until a certificate representing such shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

8.       RECAPITALIZATION.

         (a) GENERAL. If, as a result of a merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to the outstanding shares of Common Stock or other securities, the outstanding shares of Common Stock are increased or decreased, or are exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (i) the number and kind of shares or other securities subject to this option and
                  (ii) the price for each share subject to this option, without changing the aggregate purchase price as to which this option remains exercisable.

         (b)      BOARD AUTHORITY TO MAKE  ADJUSTMENTS.  Adjustments  under this
                  Section 8 will be made by the Board of Directors, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under this option on account of any such adjustments.

9. MERGERS, ETC. In the event of a merger or consolidation in which the Company is not the surviving corporation, or which results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person, entity or group of persons or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the assets of the Company, or in the event of a reorganization or liquidation of the Company, prior to the Expiration Date or termination of this option, the Optionee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in
         Section 18 of the Plan.

10. WITHHOLDING TAXES. The Company's obligation to deliver shares upon the exercise of this option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

11.      THE  COMPANY'S  RIGHT TO  REPURCHASE  SHARES  ACQUIRED  BY  EXERCISE OF
         OPTION.

         a.       VOLUNTARY  SALE OF STOCK BY THE  OPTIONEE.  In the  event  the
                  Optionee, who has exercised his option and has become a shareholder in the Company, wishes to sell his stock in the Company (or in the event of his death or disability his personal representative, guardian, or heirs wish to sell the stock), he shall give written notice to the Company of his wish to sell his stock, and such notice shall set forth the per share sales price for such stock which has been offered by a third party. Such notice shall be sent by certified mail, return receipt requested, to the President of the Company. The Company shall have the right of first refusal to purchase such shares at the price set forth in the notice.

         b. COMPANY'S RIGHT TO INITIATE REPURCHASE OF OPTIONEE'S STOCK. The Company may, on its own initiative, repurchase the Optionee's stock under any of the following circumstances: (1) The Optionee resigns, is fired, or otherwise has employment with the Company terminated, including events of death and disability; (2) the Optionee's insolvency, bankruptcy, or other making of an assignment for the benefit of creditors;
                  (3) any purported or attempted sale or other assignment, gift, or other transfer of stock to a third party in violation of the terms of the Plan.

                  In any such event, the Company shall have the absolute right to repurchase the shares of stock owned by the Optionee for a period of two (2) weeks immediately following the termination of the employment (or other triggering event) of the Optionee. In the event the Company fails to purchase the Optionee's stock within said two (2) weeks period, it may make an offer to purchase said stock at any subsequent time, but the Optionee may elect to reject any such subsequent offer.

         c. MANNER OF EXERCISE. Within two (2) weeks following the date that the Company receives written notice of an Optionee's desire to sell his stock in the Company, or following the date of the triggering repurchase event, the Company shall notify the Optionee in writing of the number of shares, if any, that the Company intends to repurchase and of the date, within the two (2) week period, upon which the Company shall purchase the shares. Unless otherwise agreed by the parties, the aggregate repurchase price shall be paid in cash to the Optionee or his representative.

         d. PRICE AT WHICH THE COMPANY MAY REPURCHASE SHARES. If the Company elects to exercise its option pursuant to Section 11.b hereof and purchase the shares of stock available from the Optionee, the Company shall pay the Optionee the book value of the stock being sold as of the most recent fiscal quarter's end prior to the date of the event triggering the Company's right to repurchase. The book value of a share of stock shall be the value, computed in accordance with generally accepted accounting principles, of the common stockholders' equity of the Company divided by the total number of shares of common stock of the Company outstanding of the date on which the book value is computed.

                  If the  Company  elects to  exercise  its option  pursuant  to
                  Section 11.a. hereof and purchase the shares of stock that the Optionee seeks to sell to a third party, the Company shall pay the Optionee the price per share being offered by such third party, as set forth in the notice delivered to the Company pursuant to Section 11.a.

         e. If the Company does not elect to acquire such Optionee's stock pursuant to Section 11.a., the Optionee may, within the 120-day period following the expiration of the right granted to the Company set forth in Section 11.c., sell his or her stock specified in the notice to the Company to the third party, provided that the sale shall not be on terms and conditions less favorable to the Optionee than those contained in the notice to the Company. If the Optionee does not sell his or her stock in such fashion, such stock shall remain subject to the options set forth in this Section 11.

         f. LAPSE OF REPURCHASE RIGHTS. Shares acquired pursuant to the exercise of any option granted hereunder shall remain subject to the Company's right to repurchase until the earliest to occur of the following:

                  i. The effective date of a Registration Statement filed with the Securities and Exchange Commission under the 1933 Act covering securities of the Company whether or not such shares are covered;

                  ii.      The  date  of  which  a class  of  securities  of the
                           Company  is  registered   under  Section  12  of  the
                           Securities Exchange Act of 1934; or

                  iii. The date on which the Company's right to repurchase pursuant to a triggering event expires with respect to such shares, in accordance with Section 11.c. hereof.

12. SALE OR OTHER DISPOSITION BY MAJORITY INTEREST. The Optionee shall irrevocably appoint the Company and its Chief Executive Officer, or either of them, as the Optionee's agents and attorneys-in-fact, with full power of substitution in the Optionee's name, to sell, exchange, transfer or otherwise dispose of all or a portion of the Optionee's shares of Common Stock and to do any and all things and to execute any and all documents and instruments (including, without limitation, any stock transfer powers) in connection therewith, such power of attorney not to become operable until such time as the holder or holders of a majority of the issued and outstanding shares of Common Stock of the Company sell, exchange, transfer or otherwise dispose of, or contract to sell, exchange, transfer or otherwise dispose of, all or a portion of their shares of Common Stock of the Company. Any sale, exchange, transfer or other disposition of all or a portion of the Optionee's shares of Common Stock pursuant to the foregoing powers of attorney shall be made upon substantially the same terms and conditions

         (including sale price per share) applicable to a sale, exchange, transfer or other dispositions of a majority of shares of Common Stock of the Company owned by the holder or holders of a majority of the issued and outstanding shares of Common Stock of the Company. For purposes of determining the sale price per share of Common Stock under this Section 12, there shall be excluded the consideration (if any) paid or payable to the holder or holders of a majority of the issued and outstanding shares of Common Stock of the Company in connection with any employment consulting, noncompetition or similar agreements which such holder or holders may enter into in connection with or subsequent to such sale, transfer, exchange or other disposition. The foregoing powers of attorney shall be irrevocable and coupled with an interest and shall not terminate by operation of law, whether by the death, bankruptcy or adjudication of incompetency or insanity of the Optionee or the occurrence of any other event.

13.      INVESTMENT REPRESENTATIONS; LEGEND.

         (a)      REPRESENTATIONS.   The  Optionee   represents,   warrants  and
                  covenants that:

                  (i) Any shares purchased upon exercise of this option shall be acquired for the Optionee's account for investment only, and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act.

                  (ii) The Optionee has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of his or her investment in the Company.

                  (iii) The Optionee is able to bear the economic risk of holding such shares acquired pursuant to the exercise of this option for an indefinite period.

                  (iv) The Optionee understands that (A) the shares acquired pursuant to the exercise of this option will not be registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; (B) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (C) in any event, the exemption from registration under Rule 144 will not be available for at least two years and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (D) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register any shares acquired pursuant to the exercise of this option under the Securities Act.

                  By making payment upon exercise of this option, the Optionee shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 10.

         (b) LEGEND ON STOCK CERTIFICATE. All stock certificates representing shares of Common Stock issued to the Optionee upon exercise of this option shall have affixed thereto a legend substantially in the following form, in addition to any other legends required by applicable state law:

                           "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, or an opinion of counsel satisfactory to the Company to the effect that registration under such Act is not required."

14.      MISCELLANEOUS.

         (a) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

         (b) All notices under this option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

         (c) This option shall be governed by and construed in accordance with the laws of the State of Maryland.

Date of Grant:
                                        -----------------------------------

                                        By:      ___________________________

                                        Title:   ___________________________

                                                 XDB Systems, Inc.
                                                 9861 Broken Land Parkway
                                                 Columbia, MD  21046

                              OPTIONEE'S ACCEPTANCE

         The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 1996 Stock Option Plan.

                                    OPTIONEE


                                    -------------------------------

                                      SS#:
                                             ----------------------

                                    ADDRESS:
                                             ----------------------

                                             ----------------------

EXHIBIT 5.01


February 4, 1998

MICRO FOCUS GROUP plc                        MEMERY CRYSTAL
The Lawn                                         Solicitors
Old Bath Road                                31 Southampton Row
Newbury                                      London WC1B 5HT
Berkshire  RG14 1QN                          Telephone: +44(0)  171-242  5905
                                             LDE No. 156 Chancery Lane
                                             E-mail: mc@memery-crystal.co.uk
                                             Fax: +44(0)  171-242  5905
                                             Group 4 Fax:  +44(0)  171-242  5905


Dear Sirs,

Registration Statement on Form S-8

1. This opinion is given in connection with the registration under the U.S. Securities Act of 1933, as amended ("the Securities Act"), of ordinary shares of 10p nominal value each (each a "Share" and plurally referred to as the "Shares") in Micro Focus Group plc ("the Company"), which may be issued pursuant to the XDB Systems Inc. ("XDB") Stock Option Plan 1992, as amended ("the 1992 Plan") and XDB Stock Option Plan 1996, as amended ("the 1996 Plan"); the Company having assumed the responsibilities of XDB under the 1992 Plan and the 1996 Plan on its acquisition of stock of XDB in January 1998.

2. We have acted as English legal advisors to the Company in connection with the foregoing. In so acting, we have examined such certificates of the Company and directors and/or officers thereof and originals or copies of all such corporate documents and records of the Company and all such other documents as we deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have, with your consent, relied upon such certificates of directors and/or officers of the Company and upon statements and information furnished by directors and/or officers of the Company with respect to their authority and the accuracy of all factual matters contained therein which we have not independently established. We have also assumed the genuineness of all signatures thereon or on the originals of documents referred to therein.

3. This opinion is limited to English law as at the date hereof applicable and as currently applied by the English Courts and is given on the basis that it will be governed by and be construed in accordance with current English law. We have accordingly not made any investigations of the laws of any jurisdictions other than England.

4. You have confirmed to us that all necessary proceedings have been taken by you in connection with the adoption by the Company of the 1992 Plan and the 1996 Plan, and we have therefore assumed such in giving the opinion contained herein.

5. It is our opinion that the Shares that may be issued upon the exercise of options granted or to be granted under the 1992 Plan and the 1996 Plan when issued in accordance with the applicable plan or scheme and options or purchase rights duly granted thereunder and the Company's Memorandum and Articles of Association, and in the manner referred to in the relevant prospectus associated with the Registration Statement S-8 to be filed by the Company on or around 4 February 1998 ("the Registration Statement") will be legally issued, fully paid and non-assessable.

6. For the purpose of this opinion, we have assumed that the term "non-assessable" in relation to the Shares means under English law that holders of such Shares, having fully paid up all amounts due on such Shares as to the nominal amount and any premium thereon, are under no further personal liability to contribute to the assets or liabilities of the Company in their capacities purely as holders of such Shares.

This opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter whatsoever.

This opinion is given to you solely for your benefit and for the purpose of the Registration Statement. It is not to be transmitted to any other person nor is it to be relied upon by any other person or for any purpose or quoted or referred to in any public document without our prior written consent except that we consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the references to us in the Registration Statement. In giving the consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours faithfully

/s/ Memery Crystal

MEMERY CRYSTAL

EXHIBIT 23.02




                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the employee share plans named on the facing sheet thereof of our reports dated March 6, 1997 with respect to the consolidated financial statements of Micro Focus Group Public Limited Company for the year ended January 31, 1997 incorporated by reference in its Report of Foreign Issuer (Form 6-K) filed with the Securities and Exchange Commission on March 28, 1997 and in its 1996 Annual Report (Form 20-F).

                                                               /s/ Ernst & Young

                                                                   ERNST & YOUNG
                                                           Chartered Accountants

Reading, England
5 February, 1998